Exhibit 4.2

PHILLIPS 66

1.950% Senior Notes due 2015

2.950% Senior Notes due 2017

4.300% Senior Notes due 2022

5.875% Senior Notes due 2042

Fully and Unconditionally Guaranteed by

PHILLIPS 66 COMPANY

Four series of Securities are hereby established pursuant to Section 2.01 of the Indenture, dated as of March 12, 2012 (the “Indenture”), among Phillips 66, as issuer (the “Company”), Phillips 66 Company, as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as follows:

1. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.

2. The title of the 1.950% Senior Notes due 2015 shall be “1.950% Senior Notes due 2015” (the “2015 Notes”), the title of the 2.950% Senior Notes due 2017 shall be “2.950% Senior Notes due 2017” (the “2017 Notes”), the title of the 4.300% Senior Notes due 2022 shall be “4.300% Senior Notes due 2022” (the “2022 Notes”) and the title of the 5.875% Senior Notes due 2042 shall be “5.875% Senior Notes due 2042” (the “2042 Notes” and, together with the 2015 Notes, the 2017 Notes and the 2022 Notes, the “Notes”).

3. The limit upon the aggregate principal amount of the 2015 Notes, the 2017 Notes, the 2022 Notes and the 2042 Notes that may be authenticated and delivered under the Indenture (except for Notes of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 of the Indenture and except for any Notes of such series which, pursuant to Section 2.04 or 2.17 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $800,000,000, $1,500,000,000, $2,000,000,000 and $1,500,000,000, respectively; provided, however, that the authorized aggregate principal amount of the Notes of each series may be increased before or after the issuance of any Notes of such series by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that the authorized aggregate principal amount of the Notes of each series may be increased only if the additional Notes issued will be fungible with the original Notes of such series for United States federal income tax purposes.

4. The Notes of each series shall be issued upon original issuance in whole in the form of one or more Global Securities (the “Global Notes”). The Depository Trust Company and the Trustee are hereby designated as the Depositary and the Security Custodian, respectively, for the Global Notes under the Indenture.

5. The Notes of each series and the Trustee’s certificate of authentication shall be substantially in the form of Annex A hereto (the “Form of Note”).

6. The date on which the principal of the 2015 Notes, the 2017 Notes, the 2022 Notes and the 2042 Notes is payable shall be March 5, 2015, May 1, 2017, April 1, 2022 and May 1, 2042, respectively.

7. The rate at which the 2015 Notes shall bear interest shall be 1.950% per annum. The rate at which the 2017 Notes shall bear interest shall be 2.950% per annum. The rate at which the 2022 Notes shall bear interest shall be 4.300% per annum. The rate at which the 2042 Notes shall bear interest shall be 5.875% per annum. Interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months. The Interest Payment Dates on which such interest shall be payable on the 2015 Notes shall be March 5 and September 5 of each year, commencing September 5, 2012. The Interest Payment Dates on which such interest shall be payable on the 2017 Notes and the 2042 Notes shall be May 1 and November 1 of each year, commencing November 1, 2012. The Interest Payment Dates on which such interest shall be payable on the 2022 Notes shall be April 1 and October 1 of each year, commencing October 1, 2012. The record dates for the interest payable on the 2015 Notes on any Interest Payment Date shall be the February 20 and August 20, as the case may be, next preceding such Interest Payment Date. The record dates for the interest payable on the 2017 Notes and the 2042 Notes on any Interest Payment Date shall be the April 15 and October 15, as the case may be, next preceding such Interest Payment Date. The record dates for the interest payable on the 2022 Notes on any Interest Payment Date shall be the March 15 and September 15, as the case may be, next preceding such Interest Payment Date.

8. No Additional Amounts with respect to the Notes shall be payable. The date from which interest shall accrue for the Notes of each series shall be March 12, 2012.

9. The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the office or agency of the Company maintained for that purpose, initially the office of the Trustee in The City of New York at 101 Barclay Street, New York, New York 10286, and any other office or agency maintained by the Company for such purpose. Payments in respect of Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes. In all other cases, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar.

10. The Paying Agent and Registrar for the Notes of each series initially shall be the Trustee.

11. The Notes of each series are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price equal to the sum of (i) 100% of the principal amount of the Notes of such series to be redeemed and (ii) the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus, in the case of the 2015 Notes, 20 basis points, or, in the case of the 2017 Notes, 35 basis points or, in the case of the 2022 Notes, 35 basis points or, in the case of the 2042 Notes, 45 basis points, exceeds the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

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“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Stated Maturity for the applicable series of Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding such calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Company on the third Business Day preceding such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. (and its successors), Credit Suisse Securities (USA) LLC (and its successors), J.P. Morgan Securities LLC (and its successors), RBS Securities Inc. (and its successors) and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), specified from time to time by the Company, provided, however, that if any of the foregoing shall cease to be a nationally recognized investment banking firm that is a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.

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“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

12. If the Distribution has not occurred, and if the Escrow Funds have not been released from the Escrow in accordance with Section 4(a) of the Escrow Agreements, on or prior to the earlier of (i) December 31, 2012, or (ii) the date that the Board of Directors of ConocoPhillips, a Delaware corporation, determines in its good faith judgment that the Distribution will not occur, and that the Escrow Funds will not be released from the Escrow Account in accordance with Section 4(a) of the Escrow Agreements, by December 31, 2012 (such earlier date, the “Date of Determination”), the Company shall redeem each Note (the “Mandatory Redemption”), on the date that is five Business Days after the Date of Determination (the “Mandatory Redemption Date”), at the Mandatory Redemption Price.

Upon the receipt of written instruction from the Company, which instruction shall include a statement that the Date of Determination has occurred and a notice as to the amount of the Mandatory Redemption Price, and an Officers’ Certificate and Opinion of Counsel, each to the effect that all conditions precedent provided for in the Indenture to the Mandatory Redemption have been complied with, which the Company is required to provide by the close of business on the Date of Determination, the Trustee shall send a notice of such Mandatory Redemption on behalf of the Company to the Holders of the Notes (in the form provided to it by the Company) on the next Business Day after the Date of Determination.

“Distribution” means the distribution of all of the shares of common stock, par value $0.01 per share, of the Company owned by ConocoPhillips to stockholders of ConocoPhillips as of the record date for the distribution.

“Escrow Account” and “Escrow Funds” shall have the meanings ascribed to such terms in the Escrow Agreements.

“Escrow Agreements” means (i) the Escrow Agent Agreement, dated as of March 12, 2012, among the Company, the Trustee and JPMorgan Chase Bank, N.A., as escrow agent, and (ii) the Escrow Agent Agreement, dated as of March 12, 2012, among the Company, the Trustee and Deutsche Bank Trust Company Americas, as escrow agent.

“Mandatory Redemption Price” means a cash redemption price equal to 101% of the principal amount of the applicable Note, plus accrued and unpaid interest on such Note from the Issue Date to, but not including, the Mandatory Redemption Date.

13. Except as set forth in Section 12, the Company shall have no obligation to redeem, purchase or repay Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.

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14. The initial offering and sale of the Notes shall not be registered under the Securities Act or any state securities laws. The Notes shall be offered in reliance upon Rule 144A and Regulation S promulgated under the Securities Act. The Notes shall be entitled to the benefit of Section 4.03(b) of the Indenture (and accordingly constitute Rule 144A Securities, as defined in the Indenture).

15. For so long as any of the Notes constitute “restricted securities” within the meaning of Rule 144(a)(3) promulgated under the Securities Act, the Company shall, if the Company is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, furnish to any Holder or beneficial owner of such Notes, or to any prospective purchaser of such Notes designated by such Holder or beneficial owner, in each case upon the written request of such Holder, beneficial owner or prospective purchaser, the information required to be provided pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

16. Notes of each series initially sold to “qualified institutional buyers” (as defined in Rule 144A) (“QIBs”) in the United States in reliance on Rule 144A under the Securities Act (the “Rule 144A Notes”) shall be issued in the form of one or more permanent Global Securities of such series, without interest coupons, including appropriate legends as set forth herein (the “Rule 144A Global Notes” of such series), deposited with the Trustee, as Security Custodian for the Depositary. Notes of each series initially sold to non-U.S. persons outside the United States in offshore transactions in reliance on Regulation S under the Securities Act (the “Regulation S Notes”) shall initially be issued in the form of a temporary Global Security of such series, without interest coupons, including appropriate legends as set forth herein (the “Temporary Regulation S Global Note” of such series), deposited with the Trustee, as custodian for the Depositary. Upon expiration of a 40-day “distribution compliance period” as defined in Regulation S (the “Distribution Compliance Period”), and upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, and Clearstream Banking, société anonyme (“Clearstream”), certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Temporary Regulation S Global Note of a series (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act, or in a transaction not subject to registration under the Securities Act, and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note of such series), the Temporary Regulation S Global Note of such series shall become a permanent Global Security of such series under the Indenture (the “Permanent Regulation S Global Note” of such series and, together with the Rule 144A Global Note of such series and the Temporary Regulation S Global Note of such series, the “Global Notes” of such series), and beneficial interests in such Temporary Regulation S Global Note shall become beneficial interests in the Permanent Regulation S Global Note. Notwithstanding anything else to the contrary set forth herein or in the Indenture, in no event shall beneficial interests in the Temporary Regulation S Global Note of a series be transferred or exchanged for Notes of such series in definitive form prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S.

17. (a) Except as permitted by Section 17(c) or Section 18(d) hereof, each Rule 144A Global Note (and all Notes issued in exchange therefor or in substitution thereof)

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shall bear the following legend (the “Private Placement Legend”) and shall be subject to the transfer restrictions set forth therein (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(b) Each Temporary Regulation S Global Note shall bear the following legend:

THE RIGHTS ATTACHING TO THIS SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THIS SECURITY AND PURSUANT TO THE INDENTURE (AS DEFINED HEREIN).

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(c) Notwithstanding the foregoing, upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement), the Company shall issue and, at the direction of the Company, the Trustee shall authenticate Exchange Notes in exchange for Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the Private Placement Legend or the legend set forth in Section 17(b), and the Security Custodian shall rescind any restriction on the transfer of such Exchange Notes.

“Additional Notes” means any Notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes, or in all respects except with respect to the initial Interest Payment Date and interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes and such Additional Notes may have different issuance prices, initial interest accrual dates or initial interest payment dates and may not have the benefit of any registration rights.

“Exchange Notes” means the Notes issued pursuant to the Indenture in exchange for, and up to an aggregate principal amount equal to, the Initial Notes or Initial Additional Notes of such series in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or Initial Additional Notes of such series (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Private Placement Legend (as defined in Section 17(a)), and (ii) the provisions relating to Additional Interest will be eliminated).

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date among the Company, the Guarantor and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

18. (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note prior to the expiration of the holding period applicable to sales of such Notes under Rule 144 of the Securities Act, and the Security Custodian shall refuse to register any transfer of such Notes not complying with the restrictions set forth in the Private Placement Legend and in this Section 18. In addition to the requirements set forth in Section 2.08 of the Indenture, Rule 144A Notes that are presented or surrendered for registration of transfer or exchange pursuant to Section 2.08 of the Indenture shall be accompanied by the following

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additional information and documents, as applicable, upon which the Security Custodian may conclusively rely:

(i) if such Notes are being delivered to the Security Custodian by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Annex B hereto);

(ii) if such Notes are being transferred (1) to a QIB in accordance with Rule 144A, (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Annex B hereto);

(iii) if such Notes are being transferred pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S, certifications to that effect from such Holder (in substantially the form of Annex B and Annex C hereto) and an Opinion of Counsel to that effect if the Company or the Trustee so requests; or

(iv) if such Notes are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Annex B hereto) and an Opinion of Counsel to that effect if the Company or the Trustee so requests.

(b) In addition to the requirements set forth in Section 2.08 of the Indenture, a holder of a beneficial interest in the Temporary Regulation S Global Note who wishes to transfer its interest in such Note to a QIB in accordance with Rule 144A who takes delivery in the form of a beneficial interest in the Rule 144A Global Note shall deliver to the Security Custodian a certification to that effect (in substantially the form of Annex B hereto) upon which the Security Custodian may conclusively rely. After the expiration of the Distribution Compliance Period, interests in the Regulation S Note may be transferred without requiring the certification set forth in this Section 18(b).

(c) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.08 of the Indenture and Section 17 and Section 18 hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers and exchanges of beneficial interests in the Temporary Regulation S Global Note may be made pursuant to such restrictions only (1) to a Person that is not a U.S. person or for the account or benefit of a Person that is not a U.S. person (other than an Initial Purchaser) within the meaning of Regulation S under the Securities Act or (2) to a QIB, in each case that hold such interests through Euroclear or Clearstream.

(d) If Notes are issued upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Notes so issued shall not

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bear such legends. If Notes are issued upon the registration or transfer, exchange or replacement of Notes bearing the Private Placement Legend, or if a request is made to remove the Private Placement Legend on a Note, the Notes so issued shall bear the Private Placement Legend, or the Private Placement Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Trustee such satisfactory evidence, which may include an Opinion of Counsel of recognized standing licensed to practice law in the State of New York and experienced in matters involving the Securities Act, as may be reasonably required by the Company or the Trustee that neither the Private Placement Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S, that such Notes are not “restricted securities” within the meaning of Rule 144 or that such Notes were transferred pursuant to an effective registration statement under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver a Note that does not bear the Private Placement Legend. If a Private Placement Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Private Placement Legend shall be reinstated.

(e) Notwithstanding anything herein to the contrary, neither the Trustee nor the Security Custodian shall have any responsibility to receive any letters, opinions or certifications, nor any responsibility to monitor compliance with any transfer restrictions, in connection with any transfer or exchange of any beneficial interest in a Global Security for a beneficial interest in the same Global Security.

19. For purposes of Section 6.01(2) of the Indenture, any failure by the Company to consummate the Mandatory Redemption on the Mandatory Redemption Date with respect to any series of Notes shall constitute the failure to pay the principal of such series at its Maturity and the failure to pay premium on the Notes of such series when due and payable.

20. Without the consent of each Holder affected, an amendment, supplement or waiver under Section 9.02 of the Indenture may not reduce the Mandatory Redemption Price with respect to any series of Notes or modify the Company’s obligation to consummate the Mandatory Redemption on the Mandatory Redemption Date with respect to such series.

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Annex A

[FORM OF FACE OF SECURITY]

[FOR GLOBAL SECURITIES: UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (“DTC”), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR RULE 144A GLOBAL NOTE: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE

UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

[FOR TEMPORARY REGULATION S GLOBAL NOTE: THE RIGHTS ATTACHING TO THIS SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THIS SECURITY AND PURSUANT TO THE INDENTURE (AS DEFINED HEREIN).]

PHILLIPS 66

[1.950% SENIOR NOTE DUE 2015]

[2.950% SENIOR NOTE DUE 2017]

[4.300% SENIOR NOTE DUE 2022]

[5.875% SENIOR NOTE DUE 2042]

FULLY AND UNCONDITIONALLY GUARANTEED BY

PHILLIPS 66 COMPANY

CUSIP No.

ISIN No.

No.	$

Phillips 66, a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to                          or registered assigns, the principal sum of                              Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,]1 on [March 5, 2015] [May 1, 2017] [April 1, 2022] [May 1, 2042].

Interest Payment Dates:	[March 5 and September 5]
[May 1 and November 1]

[1]	To be included only if the Security is a Global Security

[April 1 and October 1]
[May 1 and November 1]

Record Dates:	[February 20 and August 20]
[April 15 and October 15]
[March 15 and September 15]
[April 15 and October 15]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

PHILLIPS 66

By:
Name:
Title:

By:
Name:
Title:

GUARANTEE

Phillips 66 Company, a Delaware corporation, unconditionally guarantees to the holder of this Security, upon the terms and subject to the conditions set forth in the Indenture referenced on the reverse hereof, (a) the full and prompt payment of the principal of and any premium on this Security when and as the same shall become due, whether at the stated maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of interest on this Security when and as the same shall become due, subject to any applicable grace period.

PHILLIPS 66 COMPANY

By:
Name:
Title:

Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

PHILLIPS 66

[1.950% SENIOR NOTE DUE 2015]

[2.950% SENIOR NOTE DUE 2017]

[4.300% SENIOR NOTE DUE 2022]

[5.875% SENIOR NOTE DUE 2042]

FULLY AND UNCONDITIONALLY GUARANTEED BY

PHILLIPS 66 COMPANY

This Security is one of a duly authorized issue of [1.950% Senior Notes due 2015] [2.950% Senior Notes due 2017] [4.300% Senior Notes due 2022] [5.875% Senior Notes due 2042] (the “Securities”) of Phillips 66, a Delaware corporation (the “Company”).

1. Interest. The Company promises to pay interest on the principal amount of this Security at [1.950%] [2.950%] [4.300%] [5.875%] per annum from March 12, 2012 until maturity [and shall pay the Additional Interest payable pursuant to the Registration Rights Agreement referred to below. References herein to “interest” include any such Additional Interest then owing]. The Company will pay interest semiannually on [March 5 and September 5] [May 1 and November 1] [April 1 and October 1] [May 1 and November 1] of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from March 12, 2012; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [September 5, 2012] [November 1, 2012] [October 1, 2012] [November 1, 2012]. The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Additional Interest. If, under the terms of the Registration Rights Agreement dated March 12, 2012 among the Company, Phillips 66 Company, a Delaware corporation (the “Guarantor”), and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and RBS Securities Inc. (the “Representatives”), a Registration Default occurs with respect to this Security, the interest rate on this Security will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum.

3. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date next preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium (if any) on and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee (as defined below), provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.

4. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), the trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company, the Guarantor or any Subsidiary of the Company may act in any such capacity.

5. Guarantee. Subject to the next paragraph, the Guarantor unconditionally guarantees to the Holders from time to time of the Securities, upon the terms and subject to the conditions set forth in the Indenture (as defined below), (a) the full and prompt payment of the principal of and any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period. The Guarantee constitutes a guarantee of payment and not of collection. In the event of a default in the payment of principal of or any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period, each of the Trustee and the Holders of the Securities shall have the right to proceed first and directly against the Guarantor under the Indenture without first proceeding against the Company or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.

The Guarantee shall not be effective until such time as the Company and the Guarantor shall deliver an Officer’s Certificate to the Trustee stating that the Guarantee is effective.

6. Indenture. The Company issued the Securities under an Indenture, dated as of March 12, 2012 (the “Indenture”), among the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Securities are unsecured general obligations of the Company limited to [$800,000,000] [$1,500,000,000] [$2,000,000,000] [$1,500,000,000] in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that the authorized aggregate principal amount of the Securities may be increased only if the additional Securities issued will be fungible with the original Securities for United States federal income tax purposes. The Indenture provides for the issuance of other series of debt securities (including the Securities, the “Debt Securities”) thereunder.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 above such amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Trustee nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days before the mailing of notice of redemption of Securities to be redeemed and ending at the close of business on the day of mailing.

8. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

9. Redemption. The Securities are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price equal to the sum of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [20] [35] [35] [45] basis points, exceeds the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Stated Maturity for the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding such calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Company on the third Business Day preceding such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. (and its successors), Credit Suisse Securities (USA) LLC (and its successors), J.P. Morgan Securities LLC (and its successors), RBS Securities Inc. (and its successors) and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), specified from time to time by the Company, provided, however, that if any of the foregoing shall cease to be a nationally recognized investment banking firm that is a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

10. Mandatory Redemption. If the Distribution has not occurred, and if the Escrow Funds have not been released from the Escrow Accounts in accordance with Section 4(a) of the Escrow Agreements, on or prior to the earlier of (i) December 31, 2012, or (ii) the date that the Board of Directors of ConocoPhillips, a Delaware corporation, determines in its good faith judgment that the Distribution will not occur, and that the Escrow Funds will not be released from the Escrow Accounts in accordance with Section 4(a) of the Escrow Agreements, by December 31, 2012 (such earlier date, the “Date of Determination”), the Company shall redeem each Note (the “Mandatory Redemption”), on the date that is five Business Days after the Date of Determination (the “Mandatory Redemption Date”), at the Mandatory Redemption Price.

Upon the receipt of written instruction from the Company, which instruction shall include a statement that the Date of Determination has occurred and a notice as to the amount of the Mandatory Redemption Price, and an Officers’ Certificate and Opinion of Counsel, each to the effect that all conditions precedent provided for in the Indenture to the Mandatory Redemption have been complied with, which the Company is required to provide by the close of business on the Date of Determination, the Trustee shall send a notice of such Mandatory Redemption on behalf of the Company to the Holders of the Notes (in the form provided to it by the Company) on the next Business Day after the Date of Determination.

“Distribution” means the distribution of all of the shares of common stock, par value $0.01 per share, of the Company owned by ConocoPhillips to stockholders of ConocoPhillips as of the record date for the distribution.

“Escrow Account” and “Escrow Funds” shall have the meanings ascribed to such terms in the Escrow Agreements.

“Escrow Agreements” means (i) the Escrow Agent Agreement, dated as of March 12, 2012, among the Company, the Trustee and JPMorgan Chase Bank, N.A., as escrow agent, and (ii) the Escrow Agent Agreement, dated as of March 12, 2012, among the Company, the Trustee and Deutsche Bank Trust Company Americas, as escrow agent.

“Mandatory Redemption Price” means a cash redemption price equal to 101% of the principal amount of the Security, plus accrued and unpaid interest on such Note from the Issue Date to, but not including, the Mandatory Redemption Date.

11. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) on or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company, the Guarantor and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) if required, to provide for the assumption of the obligations of the Company or the Guarantor under the Indenture in the case of the merger, consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company or the Guarantor; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer Securities (with or without coupons); (iv) to provide any security for, or to add any guarantees of or additional obligors on, the Securities or the related Guarantees; (v) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the

Company or the Guarantor; (vii) to add any additional Events of Default with respect to all or any series of the Debt Securities; (viii) to change or eliminate any of the provisions of the Indenture, provided that no outstanding Security is adversely affected in any material respect; (ix) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture; or (x) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company or the Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company or the Guarantor in a notice furnished to Holders in accordance with the terms of the Indenture.

Without the consent of each Holder affected, the Company may not (i) reduce the amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Security; (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (v) change the coin or currency in which any Security or any premium or interest with respect thereto is payable; (vi) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, except as provided in the Indenture; (vii) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture or make any change in the provision for modification; (viii) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities; or (viii) reduce the Mandatory Redemption Price on the Mandatory Redemption Date with respect to the Securities.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

12. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default for 30 days in payment of any interest on the Securities; (ii) default in any payment of principal of or premium, if any, on the Securities when due and payable, including, without limitation, any failure by the Company to consummate the Mandatory Redemption on the Mandatory Redemption Date with respect to the Securities; (iii) default by the Company or the Guarantor in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities then outstanding; or (iv) certain events involving bankruptcy, insolvency or reorganization of the Company or the Guarantor. If an Event of Default occurs and is continuing, the Trustee by notice to the Company and the Guarantor, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Event of Default by notice to the Company, the Guarantor and the Trustee, may declare the principal of and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor, all outstanding Debt Securities under the Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest) if it determines that withholding notice is in their interests. The Company and the Guarantor must furnish annual compliance certificates to the Trustee.

13. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment.

14. Trustee Dealings with Company and Guarantor. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, and perform services for the Company, the Guarantor or any of their respective Affiliates, and may otherwise deal with the Company, the Guarantor or any such Affiliates, as if it were not Trustee.

15. No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Company, the Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities, for any obligations of the Guarantor under the Guarantee or for any obligations of the Company, the Guarantor or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

Phillips 66

600 North Dairy Ashford

Houston, Texas 77079

Telephone: (281) 293-6600

Attention: Treasurer

SCHEDULE OF EXCHANGES OF SECURITIES*

The following exchanges of a part of this Global Security for other Securities have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Security Custodian

*	To be included only if the Security is a Global Security

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

Annex B

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF NOTES

Re:	[1.950% Senior Notes due 2015] [2.950% Senior Notes due 2017] [4.300% Senior Notes due 2022] [5.875% Senior Notes due 2042] (the “Notes”) of Phillips 66 (the “Company”)

This Certificate relates to $                 principal amount of Notes held in *             book-entry or *             definitive form by                                      (the “Transferor”).

The Transferor has requested the Security Custodian by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”).

In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the Transfer does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because:*

☐	Such Note or beneficial interest is being acquired for the Transferor’s own account without transfer.

☐	Such Note or beneficial interest is being transferred to (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act, that is purchasing for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the Transfer is being made in reliance on Rule 144A; or (ii) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Annex C to the Board Resolution, Officers’ Certificate or Company Order setting forth the terms of the Notes pursuant to the Indenture).

☐	Such Note or beneficial interest is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act provided by Rule 144 or (ii) an effective registration statement under the Securities Act.

☐	Such Note or beneficial interest is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests).

*	Fill in blank or check appropriate box, as applicable.

B-1

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

B-2

Annex C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

Re:	[1.950% Senior Notes due 2015] [2.950% Senior Notes due 2017] [4.300% Senior Notes due 2022] [5.875% Senior Notes due 2042] (the “Notes”) of Phillips 66 (the “Company”)

This Certificate relates to $                 principal amount of Notes held in *             book-entry or *             definitive form by                                      (the “Transferor”).

The Transferor has requested the Security Custodian by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”) for an interest in the Regulation S Temporary Global Note to be held with [Euroclear] [Clearstream] through the Depositary (in each case as defined in the Indenture related to the above-referenced Notes or the related Board Resolution, Officers’ Certificate or Company Order (each as defined in the Indenture)).

In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with such Indenture and Board Resolution, Officers’ Certificate or Company Order and that:

(a)	the offer of such Notes or beneficial interests was not made to a person in the United States or for the benefit of a person in the United States (other than an Initial Purchaser);

(b)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(c)	no directed selling efforts have been made by the Transferor in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”), as applicable;

(d)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e)	if the proposed transfer is being made prior to the expiration of a 40-day “distribution compliance period” as defined in Regulation S under the Securities Act, the transfer is being made (a) to a person that is not a U.S. person or for the account or benefit of a person that is not a U.S. person within the meaning of Regulation S under the Securities Act; or (b) to a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, in each case that holds such Note or beneficial interests through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking, société anonyme.

*	Fill in blank or check appropriate box, as applicable.

C-1

The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the Securities Act.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

C-2